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                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Rayonier Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File Nos. 033-52855 and 333-52857).


                                    ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 23, 1999